Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Epsilon Energy Ltd. (the “Corporation”) on Form 10-Q for the period ending June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

Date: August 12, 2026

/s/ Jason Stabell

Jason Stabell

Chief Executive Officer